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[GOODWIN PROCTER LETTERHEAD]                                             (J)(2)

EDGAR Correspondence

September 25, 2003

Via EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street

Washington, DC 20549

Re:      ING Series Fund, Inc.
         Post-Effective Amendment No. 61 to Registration Statement on Form N-1A File Nos. 33-41694; 811-6352

Ladies and Gentlemen:

We understand that ING Series Fund, Inc. (the "Registrant") has enclosed herewith for filing electronically with the Securities and Exchange Commission (the "Commission") pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the "Securities Act") Post-Effective Amendment No. 61 (the "Amendment") to the Registration Statement on Form N-1A of the Registrant (the "Registration Statement"), together with the exhibits indicated as being filed therewith.

As indicated on the cover page of the Amendment, the Amendment is to become effective on September 30, 2003 pursuant to paragraph (b) of Rule 485 under the Securities Act.

The Amendment is being filed to update financial information in the prospectuses and statements of additional information included therein, to update proxy voting procedures and guidelines filed by the Registrant, and to make certain additional changes to the Registration Statement as deemed appropriate by the Registrant. Our review of the Amendment has not revealed any disclosure that would render it ineligible to become effective pursuant to Rule 485(b).

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[GOODWIN PROCTER LETTERHEAD]

Securities and Exchange Commission
Page 2


If you have any questions or further concerns with respect to the Registrant, please do not hesitate to contact the undersigned at 617-570-1558.

Sincerely,

/s/ Philip H. Newman, P.C.

Philip H. Newman, P.C.

cc:     Mr. Brion Thompson,
         Securities and Exchange Commission
        Ms. Theresa K. Kelety, Esq.
         ING Funds